February 2015

Dear Fellow Shareholder,

IMH Financial Corporation, a Delaware corporation (“IMH”, the “Company”, “we” or “us”), recently filed with the Securities and Exchange Commission (“SEC”) two Current Reports on Form 8-K communicating significant events and changes for the future of the Company. The first 8-K describes the expansion of our leadership team through hiring three new executives and promoting two long-term employees. The second 8-K outlines major financial improvements that we believe will significantly strengthen the financial health of the Company.

The new additions to our leadership team represent nearly 80 years of combined real estate investment, lending and financial experience. This talented and experienced group is tasked with growing IMH’s portfolio of assets to maximize value for you, our shareholders.

Jonathan Brohard was named Executive Vice President and General Counsel for IMH and assumed the duties of Corporate Secretary. Jonathan will also serve as IMH’s chief compliance officer and director of human resources and will oversee all of IMH’s legal matters, including management of internal and external legal counsel. With Jonathan leading the Company’s legal department, we anticipate a material reduction in outside legal work.

Lisa Jack joined IMH as Chief Financial Officer and will oversee all accounting, financial reporting and financial management for IMH. Lisa will be instrumental in streamlining our processes to reduce waste and excess cost.

Ryan Muranaka re-joins IMH as Senior Vice President and Director of Underwriting and Asset Management. Ryan will oversee real estate lending and investing for IMH and will be principally involved with originating real estate related debt, equity and hybrid transactions, as well as performing extensive credit analysis and general underwriting. Ryan will assume two duties with the role of asset manager and assist in the liquidation of the existing assets. His role is designed to generate cash needed for reinvestment and turn dormant assets into income producing assets.

Greg Hanss has been appointed Senior Vice President and Director of Operations. Greg joined IMH as a consultant in May 2013, with primary responsibilities for managing the Company’s hotel assets. In his new role, Greg will oversee the day-to-day operations and performance of all IMH’s operating assets. While overseeing L’Auberge de Sedona and The Orchards Inn, Greg exceeded the financial goals set for the two properties producing their best years on record. He will now assist the Company in managing Laughlin Ranch and other future operating assets.

Steven Darak will become Senior Vice President and Chief Accounting Officer. He recently resigned the position of chief financial officer pursuant to a process contemplated under his employment agreement. Steve will continue to be an advisor to the CEO and the board of directors on special projects.

Please visit the IMH website (www.imhfc.com/ourTeam) to review detailed bios for each new member of our leadership team.

7001 Scottsdale Road, Suite 2050 Scottsdale, Arizona 85253 • T. 480-840-8400 • F. 480-840-8401 • imhfc.com IMH Holdings, LLC • BK 0920166

In late January IMH completed its promised restructuring of its senior corporate debt. We believe that this refinancing will significantly enhance the Company’s financial position. On January 23, 2015, Calmwater Capital 3, LLC (“Calmwater”), a division of Karlin Real Estate (“Karlin”), provided new debt instruments to IMH in the aggregate principal amount of $78.8 million for the purposes of refinancing the Company’s $36.0 million senior secured loan with NWRA Ventures I, LLC and a $24.8 million loan with First Credit Bank to two of the Company’s affiliates, and to provide working capital for certain development activities and working capital needs.

The first loan is a $50 million non-recourse loan secured by first liens on the Company’s operating hotel and restaurant properties located in Sedona, Arizona (the “Sedona Loan”). The Sedona Loan requires interest-only payments beginning on March 1, 2015 with a rate of 6.75% per annum plus the greater of (a) LIBOR or (b) 0.50% per annum. The Sedona Loan is a 3-year loan, which has a maturity date of February 1, 2018 with an option to extend for two 12-month periods. The Company is permitted to make optional prepayments at any time, subject to a yield maintenance prepayment fee if the prepayment is made prior to February 1, 2016, and a .50% prepayment premium if paid prior to February 1, 2017, and other conditions set forth in the loan agreement.

The second loan is a $24.4 million non-recourse loan (“Asset Loan 1”) secured by first liens on selected IMH real estate assets. Asset Loan 1 requires interest-only payments beginning on March 1, 2015 with an interest rate of 8.5% per annum plus the greater of (a) one-month LIBOR or (b) 0.50% per annum. Asset Loan 1 has a 2-year maturity with that date being February 1, 2017, with an option to extend for one 12-month period. The Company is permitted to make optional prepayments at any time, subject to a variable yield maintenance prepayment premium if the prepayment is made prior to November 1, 2015 and other conditions.

The third loan is a $4.4 million non-recourse loan (“Asset Loan 2”) secured by first liens on selected IMH real estate. Asset Loan 2 requires interest-only payments beginning on March 1, 2015 with an interest rate of 8.5% per annum plus the greater of (a) LIBOR or (b) 0.50% per annum. Asset Loan 2 also has a 2-year maturity with the same dates as above and an option to extend for one 12-month period. The Company is permitted to make optional prepayments at any time, subject to a variable yield maintenance prepayment premium if the prepayment is made prior to November 1, 2015 and other conditions.

All of the loans are non-recourse to IMH; however, each loan is secured by a non-recourse carve out guarantee that provides recourse to IMH in the event of incidences such as the borrower’s fraud or bankruptcy. In addition, the Company made certain guarantees with respect to the completion of certain improvements being made to the hotel properties and other assets in 2015.

These improvements include a $6 million capital improvement program at L’Auberge de Sedona, The Orchards Inn and Taos Cantina. Improvements include a new restaurant, bar, lounge and kitchen at the L’Auberge de Sedona with a complete renovation to the renowned spa and creek side rooms. The rooms at The Orchards Inn will also be renovated and a complete facelift at Taos Cantina is planned. This is an exciting time for the hotels and we expect property enhancements to build upon our successes in 2015.

Finally, our Apple Valley apartment project is well under way despite the snowy Minneapolis weather. We are on schedule and on budget, and expect to finish the first phase by October 1, 2015 with preleasing scheduled for June 1, 2015. Over $7 million of the $12 million in equity required has been invested and the balance is committed and secured. We have secured the remainder of the financing for a Bank of the Ozarks construction loan (as previously disclosed in an 8-K filed on October 24, 2014) and should begin draws on that line in late March.

For more complete information regarding the above loans and new management team, please refer to the 8-Ks referenced above. Also, for certain additional information regarding the Company, please check out the ‘frequently asked questions’ and answers below.

We would like to continue keeping you apprised of notable achievements throughout the year and ask that if you have not already done so, to please provide your email address at: http://imhfc.com/commitment or complete the enclosed form. Thank you for being part of the IMH family.

Best regards,
Lawrence D. Bain
Chairman and CEO

Safe Harbor Statement
The following is a Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

Our future plans and other statements in this letter about expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts constitute forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “feel,” “expect,” “intend,” ”likely,” “may,” “plan,” “potential,” “should,” “see,” “hope,” “view” and “would” or the negative of these terms or other comparable terminology. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for the disclosure of forward-looking statements.

Our forward-looking statements are subject to a number of risks and uncertainties, including without limitation, the risks and uncertainties related to the Company that can be found under the heading “Risk Factors” in IMH Financial Corporation’s most recent annual report on Form 10-K and other filings with the SEC. These forward-looking statements are based on information currently available to us and actual results may differ as a result of many possible events or factors, not all of which are known to us or are within our control. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. These forward-looking statements are made only as of the date hereof and we undertake no obligation, and disclaim any duty, to update or revise any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. You should not place undue reliance on these forward-looking statements.

As a public reporting entity, IMH Financial Corporation files periodic reports with the SEC. For additional financial and other important information pertaining to the Company, individuals can visit www.sec.gov and reference CIK #1397403.

FREQUENTLY ASKED QUESTIONS

Q: In reference to your previous letter to shareholders dated January 2015 regarding discounted hotel and golf rates for shareholders, why do shareholders only receive discounts at the hotels? As a shareholder, shouldn’t our stays be complimentary?
A: Unfortunately, we cannot offer complimentary stays to our 4700 shareholders on an unlimited basis. The offer entitles shareholders to a 20% discount from the lowest posted rate anywhere on line or quoted. If you do find a lower rate on other travel sites, please contact reservations at the hotel and they will make the required adjustments. Please note prices differ by room types and reservation dates, so in comparing the rates we offer to other on line rates please make sure you are comparing like rooms and dates.

Additionally, we are offering free rounds of golf at Laughlin Ranch to our shareholders and their guests. If you have a chance to visit Laughlin Ranch, please make sure to enjoy the magnificent clubhouse, restaurant and spa.

Q: What is the current market value of my shares?
A: Since there is no active trading market for our stock, we are unable to provide a current market value in the absence of a third party formal stock valuation, which can be costly. As an alternative, we provide a book value per share in our quarterly filings with the SEC. The book value per share amount is derived by dividing the Company’s shareholders’ equity by the number of common shares outstanding. This book value per share amount is not intended to and should not be construed to represent the market value of a shareholder’s interest in the Company. The Company encourages shareholders to review our periodic SEC reports and other information which is posted on our company website at http://www.imhfc.com/SECFilings.htm or directly on the SEC site at www.sec.gov and reference CIK #1397403.

Q: Why don’t I get distributions or dividends anymore?
A: The terms of the convertible debt agreement that the Company entered into with our former senior lender, NWRA Ventures I, LLC, permitted the Company to pay quarterly distributions to our stockholders not to exceed 1% of our current book value per share over eight quarters following the closing of the convertible loan in June 2011. The agreement to allow those distributions expired after March 2013. Please keep in mind that since the Company has not generated earnings in recent periods, some or all of those distributions may have included a return of capital. Additionally, pursuant to the terms of the Certificate of Designation for our Series B Preferred Stock issued in July 2014, the Company may not declare, pay or set aside any dividends or distributions on any shares of any class or series of our capital stock unless and until all accrued dividends on the Series B Preferred Stock have been paid in full. Once the obligation to pay the Series B Preferred Stock has been met, and provided that the “Common Dividend Conditions” as set forth in the Certificate of Designation for our Series B-1 Preferred Stock and Series B-2 Preferred Stock have been met, any dividends or distributions to shareholders will be made at the discretion of our board of directors and will depend on our earnings, our financial condition and other such factors as our board of directors may deem relevant from time to time, subject to the availability of legally available funds. All future approved dividends or distributions would be publicly disclosed via the appropriate form filed with the Securities and Exchange Commission.

Within these stipulations, it is the intention of the management team to suggest to the board of directors subject to meeting the “Common Dividend Conditions” as set forth in the Certificate of Designation for our Series B Preferred Stock that IMH reinstate a modest dividend or distribution as soon as reasonably practicable.

Q: Other than what is disclosed in the Company’s most recently filed SEC’s periodic report, where can I find the most current publicly available information regarding the Company’s operations?
A: The following link directs you to the most recent publicly filed correspondence: http://www.imhfc.com/SECFilings.htm

Communication Commitment Form

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Mail this form to 7001 N. Scottsdale Road, Suite 2050, Scottsdale, AZ 85253 or fax this form to (480) 840-8401.